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EXHIBIT 23.2

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 28, 2010 with respect to the consolidated financial statements of Thermon Holdings, LLC included in the Registration Statement (Form S-1) and related Prospectus of Thermon Group Holdings, Inc. for the registration of shares of common stock of Thermon Group Holdings, Inc.

                      /s/ Meyers Norris Penny LLP
                       Chartered Accountants

Calgary, Alberta
March 10, 2011

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  EXHIBIT 23.2
Consent of Independent Auditors